EXHIBIT 10.1

PROMISSORY NOTE

$20,000,000 Dated: October 28, 2024

FOR VALUE RECEIVED, the undersigned Iterum Therapeutics International Limited, a company organized and existing under the laws of Ireland having its registered office address at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2 (together with its permitted successors and assigns, "Maker"), hereby promises to pay to the order of Pfizer Inc., a corporation organized and existing under the laws of Delaware with offices at 235 East 42nd Street, New York, NY 10017 (together with its successors and any subsequent holder of this Note being referred to as "Payee"), the principal sum of $20,000,000, together with accrued and unpaid interest thereon, on October 25, 2026 (as defined in the Pfizer License)] (the "Maturity Date"). Interest on the principal of this Note from time to time outstanding shall accrue daily from the date of this Note until this Note is paid in full at a per annum interest rate equal to eight percent (8%), compounded daily. Interest on this Note shall be calculated at a rate per annum based upon the actual number of days elapsed over a year of 360 days.

This Note is issued pursuant to Section 5.4.1 of the license agreement November 18, 2015, between Maker, Payee and Iterum Therapeutics plc (the "Pfizer License").

Maker shall have the right from time to time and at any time prior to the Maturity Date to prepay, in whole or part, the unpaid principal balance of this Note, together with accrued and unpaid interest thereon, without premium or penalty. Upon any pre-payment of this Note, the accrued and unpaid interest on the principal of this Note being pre-paid shall be immediately due and payable and shall be paid at the time of any pre-payment of this Note. Any pre-payment of this Note shall be applied first to the payment of accrued and unpaid interest on the principal amount of this Note being pre paid and the remainder, if any, shall be applied to principal.

If, on the Maturity Date, the principal of and interest on this Note has not been received by the Payee in accordance with the terms hereof, then all of the principal of and interest on this Note shall mature and become at once due and payable without further notice, demand or presentment for payment, together with all reasonable and actually incurred costs incurred by the Payee in the enforcement and collection of this Note.

Notwithstanding anything contained herein to the contrary, this Note is hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, Payee shall ever receive as interest hereunder an amount that would exceed the highest lawful rate applicable to Maker, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest, and if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.

Maker and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking or release of any collateral with or without notice before or after demand by Payee for payment hereunder. All sums payable hereunder will be payable by Maker to Payee in lawful money of the United States of America and in immediately available funds.

In the event this Note is placed in the hands of any attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, Maker and any guarantor hereby jointly and severally agree to pay to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys' fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, AND MAKER CONSENTS TO JURISDICTION IN THE COURTS LOCATED IN NEW YORK CITY, NEW YORK.

All of the covenants, obligations, promises and agreements contained in this Note made by Maker shall be binding upon its permitted successors and assigns. Maker shall not allow or cause this Note to be assumed, or assign, delegate or otherwise transfer this Note or any of its rights, interests or obligations hereunder without the prior written consent of Payee; excepting, however, and notwithstanding anything in this Note to the contrary, that Maker may, without the consent of Payee, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates (as defined in the Pfizer License), or (b) designate one or more of its Affiliates to perform its obligations hereunder, in each of subsection (a) and (b), so long as the Maker is not relieved of any liability or obligation hereunder, or (c) assign this Note in the event of a Change of Control of Maker (as defined in the Pfizer License).

MAKER'S OBLIGATION TO MAKE PAYMENTS UNDER THIS NOTE IS ABSOLUTE AND UNCONDITIONAL. MAKER WAIVES ANY AND ALL RIGHT OF SET-OFF OR SIMILAR DEFENSES OR COUNTERCLAIMS WITH RESPECT TO THE PAYMENT OF AMOUNTS UNDER THIS NOTE THAT MAKER MAY NOW OR HEREINAFTER HAVE AGAINST PAYEE OR ANY OTHER PERSON OR ENTITY, OR AGAINST ANY AMOUNTS UNDER THIS NOTE.

IN WITNESS WHEREOF, the undersigned has executed this Note effective the day and year first written above.

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

By: /s/ Corey N. Fishman

Name: Corey N. Fishman

Title: Director